Exhibit 11

                   INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in or made a part of this Form N-1A Registration Statement Post-Effective Amendment No. 7/Registration Statement under the Investment Company Act of 1940 Amendment No. 8 of
The Canandaigua Funds, successor by reorganization of Canandaigua National Collective Investment Fund for Qualified Trusts.

/s/  Morga Jones & Hufsmith, P.C.

Canandaigua, New York
March 9, 1998